Exhibit 10.2

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of October 24, 2025, by and between Orchestra BioMed Holdings, Inc., a Delaware corporation (the “Issuer”), and Terumo Medical Corporation, a Delaware corporation (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Investor, wishes to purchase, and the Issuer wishes to issue and sell, upon the terms and conditions stated in this Agreement, 200,000 shares (the “Shares”) of the Issuer’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Preferred Stock”), which shall be convertible into shares (the “Conversion Shares”) of the Issuer’s common stock, par value $0.0001 per share (“Common Stock”) pursuant to the terms and subject to the conditions contained in the Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”), substantially in the form as attached hereto as Exhibit A, at a purchase price equal to $100.00 per Share (the “Purchase Price”) for gross proceeds of $20,000,000;

WHEREAS, the Issuer intends to issue the Shares to the Investor pursuant to this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

NOW THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, provisions and warranties herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
PURCHASE AND SALE

1.1            Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Issuer agrees to issue and sell to the Investor the Shares and the Investor agrees to purchase the Shares at a price per share equal to the Purchase Price.

1.2            Closing. Subject to satisfaction or waiver of the conditions set forth in Article 5 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall take place on a date mutually agreed to between the Issuer and the Investor, and, if no date is mutually agreed to, the Closing shall occur at 8:00 a.m. New York City time on the tenth (10th) business day following the date of this Agreement, at the offices of counsel to the Issuer, Paul Hastings LLP located at 200 Park Avenue, New York, New York 10166, or at such other place as the applicable parties to the Closing shall agree in writing.

1.3            Deliveries at Closing.

(a)            At the Closing, the Investor shall deliver to the Issuer the aggregate Purchase Price for the Shares by wire transfer of immediately available funds to the account designated by the Issuer in writing.

(b)            At the Closing, the Issuer shall deliver to the Investor the following:

(i)            the instruments, consents, certificates and other documents required of the Issuer pursuant to Section 5.2; and

(ii)            the Shares via book-entry position on the books of the transfer agent of the Issuer, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws), registered in the name of the Investor (or its nominee in accordance with its delivery instructions).

Article 2
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to the Investor that the statements contained in this Article 2 are true and correct as of the date of this Agreement and as of the Closing (except for representations and warranties that speak as of a specific date, which shall be made as of such date):

2.1            Organization and Good Standing. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports (as defined below) and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification.

2.2            Capitalization. The Issuer’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports and there have been no material changes to the authorized, issued and outstanding capital stock of the Issuer since the date of the most recent SEC Report containing such disclosure. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Issuer were issued in violation of any preemptive or other similar rights of any securityholder of the Issuer which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as disclosed in the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Issuer or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Issuer or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Issuer conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

2.3            Authorization and Validity of this Agreement. The Issuer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under the terms of this Agreement, including the issuance and sale of the Shares, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Issuer of its obligations under the terms of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and sale of the Shares, have been duly and validly authorized by all requisite corporate action of the Issuer, its officers, directors and stockholders (none of which actions have been modified or rescinded, and all of which actions are in full force and effect). This Agreement has been duly executed and delivered by the Issuer and, assuming the due authorization, execution and delivery by the Investor of this Agreement and that this Agreement constitutes the legal, valid and binding agreement of the Investor, constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4            Title to Shares; Conversion Shares. The Shares have been duly authorized and upon payment by the Investor of the Purchase Price and delivery by the Issuer of the Shares pursuant to the terms hereof, the Shares will be validly issued, fully paid and non-assessable, and the Investor will acquire good and marketable title thereto, free and clear of all mortgages, liens, pledges, charges, claims, security interests and other encumbrances (other than any restrictions created by the Investor or any restrictions created by federal or state securities laws). The issuance and delivery of the Shares does not (a) obligate the Issuer to offer to issue, or issue, shares of Preferred Stock or other securities to any person pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Issuer. The Conversion Shares have been duly authorized and reserved for issuance pursuant to the terms of the Preferred Stock, and when issued by the Issuer upon valid conversion of the Preferred Stock and payment of the conversion price, will be validly issued, fully paid and non-assessable, and the Investor will acquire good and marketable title thereto, free and clear of all mortgages, liens, pledges, charges, claims, security interests and other encumbrances (other than any restrictions created by the Investor or any restrictions created by federal or state securities laws). Upon valid conversion of the Preferred Stock, the Conversion Shares will not (a) obligate the Issuer to offer to issue, or issue, shares of Common Stock or other securities to any person pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Issuer.

2.5            Non-Contravention. The execution and delivery of this Agreement by the Issuer, the performance by the Issuer of its obligations hereunder, and the consummation by the Issuer of the transactions contemplated hereby do not, and will not as of the Closing, conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any claim, lien, pledge, deed of trust, option, charge, security interest, hypothecation, encumbrance, right of first offer, voting trust, proxy, right of third parties or other restriction or limitation of any nature whatsoever (each, a “Lien”), or any obligation to create any Lien, upon any of the properties or assets of the Issuer under (i) any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement (each, a “Contract”) to which the Issuer is a party or by which any of its property or assets may be bound, except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the assets, business, results of operation or financial operations of the Issuer and its subsidiaries, taken as a whole, or prevents, impairs, delays or impedes the legal authority of the Issuer to enter into and timely perform in any material respect its obligations under this Agreement (a “Material Adverse Effect”) or (ii) any provision of the organizational documents of the Issuer.

2.6            Consents. Assuming the accuracy of the representations and warranties of the Investor set forth in Article 3 hereof, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Issuer of this Agreement, the issuance and sale of the Shares and the performance by the Issuer of its other obligations under this Agreement, except (a) as have been or will be obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) customary post-closing filings with the Securities and Exchange Commission (“SEC”) or pursuant to state securities laws in connection with the offer and sale of the Shares by the Issuer in the manner contemplated herein, which will be filed on a timely basis, (c) notices that may be required by the rules of the Nasdaq Global Market (“Nasdaq”) or (d) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Issuer is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

2.7            Exemption from Registration; No Integration; No General Solicitation.

(a)            Subject to the accuracy of the representations and warranties of the Investor, it is not necessary in connection with the offer, sale and delivery of the Shares to the Investor in the manner contemplated by this Agreement to register the Shares under the Securities Act.

(b)            Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (“Affiliate”) of the Issuer has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (ii) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

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2.8            SEC Filings. The Issuer has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Issuer’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. As used in this Agreement, “SEC Reports” means (a) the Issuer’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Issuer following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

2.9            Compliance with Nasdaq Continued Listing Requirements. The Issuer is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or threatened against the Issuer relating to the continued listing of the Issuer’s Common Stock on Nasdaq and the Issuer has not received any notice of, nor is there any reasonable basis for, the delisting of the Issuer’s Common Stock from Nasdaq.

2.10          Investment Company. The Issuer is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.11         Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Issuer who is entitled to any fee or commission from the Investor in connection with the Investor’s purchase of the Shares as contemplated by this Agreement.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Issuer that the statements contained in this Article 3 are true and correct as of the date of this Agreement and as of the Closing:

3.1            Organization and Good Standing. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2            Authorization and Validity of this Agreement. The Investor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Investor of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action of the Investor. Assuming this Agreement constitutes the legal and binding agreement of the Issuer, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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3.3            Non-Contravention. The execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder, and the consummation by the Investor of the transactions contemplated hereby do not, and will not as of the Closing, conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of the Investor under (i) any Contract to which the Investor is a party or by which any of its property or assets may be bound, except as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under this Agreement or (ii) any provision of the organizational documents of the Investor.

3.4            Investment Purpose. The Shares to be acquired by the Investor pursuant to this Agreement are being acquired for investment for its own account and with no intention of distributing or reselling the Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States or any state of the United States or any foreign jurisdiction. The Investor further agrees that it has not entered and prior to the Closing will not enter into any Contract with respect to the distribution, sale, transfer or delivery of the Shares.

3.5            Investment Experience; Access to Information. The Investor is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto and can bear the economic risk of its investment in the Shares. The Investor has carefully reviewed any disclosure documents (including this Agreement and the SEC Reports) used in connection with the sale of Shares pursuant to this Agreement. The Investor has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants, and representatives of the Issuer concerning the business, operations, financial condition, assets, liabilities of the Issuer and all other matters relevant to its investment in the Shares. The Investor has not been organized solely for the purpose of acquiring the Shares.

3.6            Independent Investment Decision. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Issuer to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

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3.7            Restricted Shares.

(a)            The Investor understands and hereby acknowledges that the Shares are, and upon conversion of the Preferred Stock the Conversion Shares will be, “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and have not been registered under the Securities Act or any state securities law and may not be offered or sold except pursuant to registration or pursuant to an exemption from the registration requirements of the Securities Act and any applicable states securities laws. The Investor is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)            The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)            The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(d)            The Investor understands and hereby acknowledges that the Shares, and any securities issued in respect of or in exchange for the Shares, including the Conversion Shares, will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,      (“THE SECURITIES ACT”) OR APPLICABLE STATE LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

3.8            Qualified Institutional Buyer; Accredited Investor. The Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment and (y) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor is aware that the Issuer is relying upon the representations, warranties and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements of the exemption from the registration requirements of the Securities Act and any applicable state laws.

3.9            Non-Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Issuer. Investor became aware of this offering of the Shares directly from the Issuer as a result of a pre-existing, substantive relationship with the Issuer, and/or its advisors (including without limitation attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to the Investor solely by direct contact between the Investor and the Issuer and/or its representatives. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and neither the Issuer and/or its representatives acted as investment advisor, broker or dealer to the Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

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3.10            Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including a “short sale,” as such term is defined Rule 200 of Regulation SHO under the Exchange Act, of the securities of the Issuer during the period commencing as of the time that the Investor was first contacted by the Issuer or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than disclosures made to its advisors and agents who have a need to know such information.

Article 4
COVENANTS

4.1            Listing. The Issuer shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Issuer’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

4.2            Integration; Aggregation. The Issuer shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Issuer shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that will be aggregated with the offer or sale of the Shares for purposes of the rules and regulations of Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3            Removal of Legends.

(a)            In connection with any sale, assignment, transfer or other disposition of the Shares or the Conversion Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Issuer, the Issuer shall (i) with respect to the Preferred Stock, issue new shares without restrictive legends for such shares sold or (ii) with respect to Conversion Shares, request the transfer agent for the Common Stock to remove any restrictive legends related to the book entry shares of Common Stock sold or disposed of, in each case, as soon as reasonably practicable following any such request therefor from the Investor; provided that the Issuer has timely received from the Investor customary representations and other documentation reasonably acceptable to the Issuer in connection therewith. The Issuer shall be responsible for the fees of its transfer agent and its legal counsel associated with such legend removal.

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(b)            Anytime following the one-year anniversary of the issuance of the Shares and provided that the Investor is not an Affiliate of the Issuer at such time, the Issuer shall as soon as reasonably practicable following receipt of a duly completed and executed Legend Removal Certificate from the Investor substantially in the form attached hereto as Exhibit B, (A) deliver to the transfer agent instructions that the transfer agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the transfer agent to effect the removal of the legend in accordance with the provisions of this Agreement.

4.4            Indemnification.

(a)            The Issuer agrees to indemnify and hold harmless the Investor and its directors, officers, trustees, members, managers, employees and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Issuer under this Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(b)            Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

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(c)            As used herein, “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

4.5            Conversion Shares. The Issuer shall reserve and keep available at all times, a sufficient number of shares of Common Stock for the purpose of enabling the Issuer to issue the Conversion Shares.

4.6            Further Assurances. Each party hereto shall execute and deliver such instruments and take such other actions prior to or after the Closing as any other party may reasonably request in order to carry out the intent of this Agreement, including without limitation obtaining any required consents or approvals from third parties. The Investor acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Article 3 of this Agreement are no longer accurate.

Article 5
CONDITIONS PRECEDENT TO THE OBLIGATIONS

5.1            Mutual Conditions. The obligations of the Issuer and the Investor to consummate the purchase and sale of the Shares contemplated hereby are subject to the following conditions: (i) the absence of any order, decree, judgment or injunction of a court of competent jurisdiction or other governmental or regulatory authority precluding the consummation of the purchase and sale of the Shares contemplated hereby and (ii) there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to, the purchase and sale of the Shares contemplated hereby by any court, governmental agency or regulatory or administrative authority that makes consummation of such transactions illegal.

5.2            Conditions to the Obligations of the Investor. The obligations of the Investor under this Agreement to consummate the purchase and sale of the Shares contemplated hereby are subject to the fulfillment (or waiver by the Investor) of the following conditions precedent:

(a)            Representation and Warranties. The representations and warranties of the Issuer contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing, as though made on and as of such date.

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(b)            Performance. The Issuer shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Issuer on or prior to the Closing.

(c)            Consents. The Issuer shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.

(d)            Opinion of Issuer Counsel. The Issuer shall have delivered to the Investor the opinion of Paul Hastings LLP, dated as of the Closing, in customary form and substance to be reasonably agreed upon with the Investor and addressing such legal matters as the Investor and the Issuer reasonably agree.

(e)            Compliance Certificate. An authorized officer of the Issuer shall have delivered to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.2(a), (b), (c) and (g) of this Agreement have been fulfilled.

(f)            Secretary’s Certificate. The Secretary of the Issuer shall have delivered to the Investor at the Closing a certificate certifying (i) the Issuer’s certificate of incorporation; (ii) the Issuer’s bylaws; and (iii) resolutions of the Issuer’s Board of Directors (or an authorized committee thereof) approving this Agreement, the transactions contemplated by this Agreement and the issuance of the Shares.

(g)            Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on Nasdaq and shall not have been suspended, as of the Closing, by the SEC or Nasdaq from trading thereon nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing, in writing by the SEC or Nasdaq; and the Issuer shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

(h)            Certificate of Designation. Prior to the Closing, the Issuer shall have filed with the Secretary of State of Delaware the Certificate of Designation, substantially in the form as attached hereto as Exhibit A.

5.3            Conditions to the Obligations of the Issuer. The obligations of the Issuer under this Agreement to consummate the purchase and sale of the Shares contemplated hereby are subject to the fulfillment (or waiver in writing by the Issuer) of the conditions that (i) all representations and warranties of the Investor shall be deemed to have been made again at and as of the Closing and shall then be true and accurate and (ii) the Investor shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

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Article 6
MISCELLANEOUS

6.1            Termination. This Agreement may be terminated by mutual written consent of the Issuer and the Investor. In the event of any termination of this Agreement, this Agreement shall become void and have no effect, without any liability to any person in respect hereof on the part of any party hereto, except for any liability resulting from such party’s breach of this Agreement prior to such termination.

6.2            Survival. Each of the representations and warranties contained in this Agreement shall survive indefinitely. Each of the covenants contained in this Agreement shall survive the Closing until performed in accordance with their terms.

6.3            Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns as provided in this Agreement.

6.4            Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by any reason of this Agreement, except as expressly provided in this Agreement.

6.5            Amendments. The provisions of this Agreement may not be amended or modified except by a writing signed by each of the parties.

6.6            Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK OR ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT. EACH OF THE PARTIES HEREBY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN SAID COURTS.

6.7            Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

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6.8            Waivers; Remedies. No failure or delay on the part of any party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing shall (a) impair such right, power or remedy or (b) operate as a waiver thereof. No waiver shall be asserted against any party unless signed in writing by such party. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

6.9            Notices.

(a)            All notices, requests, demands, waivers and other communications to be given by either party hereunder shall be in writing and shall sent to the following address:

If to the Issuer:

Orchestra BioMed Holdings, Inc.

150 Union Square Drive

New Hope, Pennsylvania 18938

Attention: Chief Financial Officer

Email: [Omitted Pursuant to Item 601(a)(6)]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attention: Yariv Katz

Email: [Omitted Pursuant to Item 601(a)(6)]

If to the Investor:

Terumo Medical Corporation

265 Davidson Avenue
Somerset, NJ 08873

Attention: James Rushworth
Email: [Omitted Pursuant to Item 601(a)(6)]

with a copy (which shall not constitute notice) to:

Terumo Medical Corporation
265 Davidson Avenue
Somerset, NJ 08873

Attention: General Counsel

Email: [Omitted Pursuant to Item 601(a)(6)]

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with a further copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street
Boston, MA 02116

Attention: Christopher G. Clark
Email: [Omitted Pursuant to Item 601(a)(6)]

or such other address as may be specified in writing to the other party hereto.

(b)            All such notices, requests, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. .

6.10            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

6.11            Headings. The Article and Section headings contained herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

6.12            Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

6.13            Entire Agreement. This Agreement, including the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ISSUER:

Orchestra BioMed Holdings, Inc.

By:	/s/ David Hochman
Name: David Hochman
Title: Chief Executive Officer

INVESTOR:

Terumo Medical Corporation

By:	/s/ James Rushworth
Name: James Rushworth
Title: President & COO

Exhibit A

CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK OF

ORCHESTRA BIOMED HOLDINGS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), Orchestra BioMed Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in such series and state the designations, powers, preferences, privileges and relative participating, optional, or other rights and such qualifications, limitations, or restrictions of the shares of such series; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designations, powers, preferences, privileges and relative participating, optional, or other rights and the qualifications, limitations, or restrictions of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designations, powers, preferences, privileges and relative participating, optional, or other rights and qualifications, limitations, or restrictions of such series of Preferred Stock as follows:

1.            Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of Shares constituting such series shall be 200,000. The rights, preferences, powers, restrictions, and limitations of the Series A Preferred Stock shall be as set forth herein.

2.            Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Board” has the meaning set forth in the Recitals.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change of Control” means (a) any sale, lease, or transfer or series of related sales, leases, or transfers of (i) all or substantially all of the consolidated assets of the Corporation and its Subsidiaries or (ii) Virtue SAB (as such term is defined in the Corporation’s Form 10-Q for the quarter ended June 30, 2025); (b) any sale, transfer, or issuance (or series of related sales, transfers, or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in a “person” or “group” within the meaning of Section 13(d) of the Exchange Act becoming the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), of the capital stock of the Corporation representing more than 50% of the total voting power of the outstanding capital stock of the Corporation; or (c) any merger, consolidation, recapitalization, or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Corporation” has the meaning set forth in the Preamble.

“Conversion Price” means, for each Share of Series A Preferred Stock, a dollar amount equal to the greater of (i) $12.00 or (ii) a twenty percent (20%) discount to the Market Price of the Common Stock on the Series A Conversion Date.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series A Preferred Stock in accordance with the terms of Section 8.

“Date of Issuance” means, for any Share of Series A Preferred Stock, October [●], 2025.

“DGCL” has the meaning set forth in the Preamble.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Holder” means a holder of Series A Preferred Stock, and “Holders” means multiple holders of Series A Preferred Stock.

“Junior Securities” means, collectively, the Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock.

“Liquidation” has the meaning set forth in Section 6.1.

“Liquidation Value” means, with respect to any Share on any given date, $100.00 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock).

“Market Price” means, as of any given date, the VWAP of the Common Stock as of the Trading Day ended immediately prior to such given date.

“Notice of Conversion” has the meaning set forth in Section 8.1(a).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Permitted Conversion Date” means the earlier of the date: (i) that both (a) the Corporation has Publicly Disclosed primary endpoint data from its U.S. investigational device exemption study for in-stent restenosis (the “Primary End Point Data Publication”) and (b) the VWAP of the Common Stock has been above the Threshold Stock Price per share on any Trading Day subsequent to the Primary End Point Data Publication; and (ii) of the consummation of a Change of Control.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Primary End Point Data Publication” has the meaning set forth in the definition of Permitted Conversion Date.

“Principal Market” means the Nasdaq Global Market.

“Publicly Disclosed” means any disclosure to the public, including through (i) a press release or (ii) a current or periodic report made by the Corporation with the U.S. Securities and Exchange Commission on EDGAR pursuant to Section 13 or 15(d) of the Exchange Act (i.e., a Form 8-K, a Form 10-Q or a Form 10-K).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Series A Conversion Date” has the meaning set forth in Section 8.1(a)

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Share” means a share of Series A Preferred Stock, and “Shares” means multiple shares of Series A Preferred Stock.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Trading Day” means, as applicable, (a) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) or (b) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which the Nasdaq Global Market (or any successor thereto) is open for trading of securities.

“Threshold Stock Price” means $15.00 per share of Common Stock, subject to adjustment in the same manner, and at the same time, as the Conversion Price under Section 8.4.

“VWAP” means, for any security as of any date, the volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the volume-weighted average price of such security in the over-the-counter market for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined by the Board in good faith and in a commercially reasonable manner. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

3.            Rank. With respect to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank senior to all Junior Securities.

4.            Participating Dividends. If the Corporation declares or pays a dividend or distribution on all shares of the Common Stock, whether such dividend or distribution is payable in cash, securities, or other property but excluding any dividend or distribution payable on the Common Stock in shares of Common Stock, the Corporation shall simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 8 as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

5.            Redemption at the Option of Holders upon a Change of Control.

5.1            Upon the occurrence of a Change of Control, each Holder of Shares shall have the right to require the Corporation to redeem all or any part of such Holder’s Shares at a redemption price in cash (the “Change of Control Payment”) equal to the aggregate Liquidation Value of such Shares, except to the extent that the Holder has previously or concurrently elected to exercise its right to convert such Shares into Common Stock pursuant to Section 8. Notwithstanding the foregoing, the Corporation will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designation applicable to a Change of Control Offer made by the Corporation and redeem all Shares validly tendered and not withdrawn under such Change of Control Offer.

5.2            Within thirty (30) days following any Change of Control, the Corporation shall deliver a notice (a “Change of Control Offer”) to each Holder describing: (a) that a Change of Control has occurred and that such Holder has the right to require the Corporation to redeem such Holder’s then outstanding Shares as described in Section 5.1, (b) the transaction or transactions that constitute such Change of Control, (c) the redemption date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is delivered) (the “Change of Control Payment Date”), (d) that any Shares not properly tendered will remain outstanding, (e) that unless the Corporation defaults in the payment of the Change of Control Payment, all Shares accepted for payment pursuant to the Change of Control Offer will be canceled on the Change of Control Payment Date; (f) that Holders electing to have any Shares redeemed pursuant to a Change of Control Offer will be required to surrender such Shares to the Corporation (or its agent) prior to the close of business on the third Business Day preceding the Change of Control Payment Date, (g) that Holders will be entitled to withdraw their tendered Shares and their election to require the Corporation to redeem such Shares by written notice to the Corporation not later than the expiration time of the Change of Control Offer that such Holder is withdrawing its tendered Shares and its election to have such Shares redeemed, (h) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and (i) any other instructions determined by the Corporation, consistent with this Section 5.2, that a Holder must follow in order to have its Shares redeemed.

5.3            Holders electing to have Shares redeemed shall be required to surrender such Shares to the Corporation at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Corporation receives not later than the expiration of the Change of Control Offer by written notice to the Corporation not later than the expiration time of the Change of Control Offer that such Holder is withdrawing its tendered Shares and its election to have such Shares redeemed.

5.4            The Corporation will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the redemption of Shares pursuant to this Section 5. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5 by virtue of such compliance.

5.5            On the Change of Control Payment Date, the Corporation will, to the extent permitted by law, accept for payment all Shares properly tendered pursuant to the Change of Control Offer), deliver to the Holders the Change of Control Payment in respect of all Shares tendered and cause the cancellation of the Shares tendered and redeemed by the Corporation.

6.            Liquidation.

6.1            Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the Holders of Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount equal to the aggregate Liquidation Value of all Shares held by such Holder. If any portion of the Liquidation Value is paid in a form of consideration other than cash, then such consideration shall be valued at fair market value as determined by the Board in good faith.

6.2            Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders the full preferential amount to which they are entitled under Section 6.1, (a) the Holders shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities by reason of their ownership thereof.

6.3            Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days after the date the Board approves such action, or no later than twenty (20) days after any stockholders’ meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each Holder written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each Holder of such material change.

7.            No Voting Rights. Except as otherwise required by the DGCL,the Holders shall have no voting rights.

8.            Right to Convert. Subject to the provisions of this Section 8, at any time and from time to time on or after the Permitted Conversion Date, any Holder shall have the right to convert all or any portion of the outstanding whole Shares held by such Holder into an aggregate number of shares of Common Stock as is determined by (i) multiplying the number of Shares (including any fraction of a Share) to be converted by the Liquidation Value thereof, and then (ii) dividing the result by the Conversion Price in effect immediately prior to such conversion, with cash being paid in lieu of fractional shares of Common Stock in accordance with Section 8.1(c).

8.1            Procedures for Conversion; Effect of Conversion.

(a)            Procedures for Holder Conversion. In order to effectuate a conversion of Shares pursuant to Section 8, a Holder shall (a) provide the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) and (b) surrender the Shares being converted, along with Notice of Conversion, to the Corporation. Each Notice of Conversion shall specify the number of Shares owned prior to the conversion at issue, the number of Shares to be converted, the Liquidation Value of the Shares to be converted, the applicable Conversion Price, the number of Shares owned subsequent to the conversion at issue and the address or DWAC instructions for delivery. The conversion of such Shares hereunder shall be deemed effective as of the date that the Holder has both provided a duly completed Notice of Conversion to the Corporation and surrendered the Shares to be converted (the “Series A Conversion Date”). Upon the receipt by the Corporation of the Notice of Conversion and the surrender of such Shares, the Corporation shall as promptly as practicable (but in any event within two (2) Trading Days thereafter) deliver to the relevant Holder the number of whole shares of Common Stock through the facilities of the DTC (or, if unavailable in the opinion of counsel to the Company, in book-entry format) to which such Holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 8 with cash being paid in lieu of any fractional shares of Common Stock as provided in Section 8.1(c). All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof.

(b)            Effect of Conversion. All Shares converted as provided in this Section 8.1 shall no longer be deemed outstanding as of the Series A Conversion Date and all rights with respect to such Shares shall immediately cease and terminate as of the Series A Conversion Date, other than the right of the Holder to receive shares of Common Stock and payment in lieu of any fraction of a share of Common Stock in exchange therefor.

(c)            Fractional Shares. The Corporation shall not be required to issue a fractional share of Common Stock upon conversion of Shares. As to any fraction of a share of Common stock that the Holder would otherwise be entitled to receive upon conversion of Shares, the Corporation shall promptly after the Series A Conversion Date pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Market Price of one share of Common Stock on the Series A Conversion Date.

8.2            Reservation of Stock. The Corporation shall at all times when any Share is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock pursuant to this Section 8, taking into account any adjustment to such number of shares so issuable in accordance with Section 8.4 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares.

8.3            No Charge or Payment. The issuance of shares of Common Stock upon conversion of Shares pursuant to this Section 8 shall be made without payment of additional consideration by, or other charge, cost, or tax to, the Holder in respect thereof.

8.4            Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 8, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares shall be subject to adjustment from time to time as provided in this Section 8.4.

(a)            Adjustment to Conversion Price and Conversion Shares upon Dividend, Subdivision, or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such dividend, distribution, or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock shall be proportionately decreased. Any adjustment under this Section 8.4(a) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

(b)            Adjustment to Conversion Price and Conversion Shares upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 8.4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, each Share of Series A Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such Share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Share, if any); and, in such case, appropriate adjustment shall be made with respect to such Holder’s rights under this Certificate of Designation to insure that the provisions of this Section 8 shall thereafter be applicable, as nearly as possible, to the Series A Preferred Stock in relation to any shares of stock, securities, or assets thereafter acquirable upon conversion of Series A Preferred Stock. The provisions of this Section 8.4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the Holders such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon conversion of the Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 8.4(b), each Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the provisions of Section 8 hereunder, instead of giving effect to the provisions contained in this Section 8.4(b) with respect to such Holder’s Series A Preferred Stock.

(c)            Certificate as to Adjustment.

(i)            As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than ten (10) Trading Days thereafter, the Corporation shall furnish to each Holder of record of Series A Preferred Stock at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)            As promptly as reasonably practicable following the receipt by the Corporation of a written request by any Holder, but in any event not later than five (5) Trading Days thereafter, the Corporation shall furnish to such Holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities, or assets then issuable to such Holder upon conversion of the Shares.

(d)            Notices. In the event:

(i)            that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)            of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation’s assets to another Person; or

(iii)            of the voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation;

then, and in each such case, the Corporation shall, unless a Holder is also a holder of Common Stock, send or cause to be sent to each Holder of record of Series A Preferred Stock at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder) at least five (5) Trading Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, or other right or action, and a description of such dividend, distribution, or other right or action, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Conversion Shares.

9.            Reissuance of Series A Preferred Stock. Any Shares redeemed, converted, or otherwise acquired by the Corporation or any Subsidiary shall be canceled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold, or transferred.

10.            Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) if to the Corporation, its principal executive offices and (b) if to a Holder, such Holder’s address at it appears in the stock records of the Corporation (or at such other address for a Holder as shall be specified in a notice given in accordance with this Section 10).

11.            Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and the Holders of not less than two-thirds of the then total outstanding Shares, and any such written amendment, modification, or waiver will be binding upon the Corporation and each Holder.

[signature page follows]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this [●] day of October 2025.

Orchestra BioMed Holdings, Inc.

By:
David P. Hochman
Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

Exhibit B

LEGEND REMOVAL CERTIFICATE